UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

July 20, 2015

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01. Other Events.

On July 20, 2015, Vivint, Inc. (“Vivint”), a subsidiary of APX Group Holdings, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Vivint Solar, Inc. (“Solar”) and SunEdison, Inc., a Delaware corporation (“SunEdison) in connection with Solar’s entrance into an Agreement and Plan of Merger with SunEdison and the other parties thereto pursuant to which a newly-formed wholly-owned subsidiary of SunEdison will merge with and into Solar, with Solar surviving as a wholly-owned subsidiary of SunEdison (the “Merger”).

Pursuant to the Letter Agreement, the parties agreed, among other things, to (i) subject to the finalization and execution of a transitional trademark license regarding Solar’s continued use of the “Vivint Solar” trademark for a limited duration for purposes of phase-out use following the consummation of the Merger, terminate the Trademark License Agreement between Vivint Solar Licensing, LLC and Solar, dated September 30, 2014, (ii) terminate the Product Development and Supply Agreement between Vivint Solar Developer, LLC and Vivint, dated September 30, 2014, (iii) terminate the covenants of non-competition in the Non-Competition Agreement between Solar and Vivint, dated September 30, 2014, in each case effective as of the consummation of the Merger and (iv) terminate Schedule 3 to the Marketing and Customer Relations Agreement between Vivint Solar Developer, LLC and Vivint, dated September 30, 2014. The parties also agreed to negotiate in good faith regarding the termination or amendment of certain other agreements between Solar, Vivint, and certain of their respective subsidiaries. The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Letter Agreement, dated as of July 20, 2015, between SunEdison, Inc., Vivint, Inc. and Vivint Solar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale Gerard
Name:	Dale Gerard
Title:	Senior Vice President of Finance and Treasurer

Date: July 22, 2015

EXHIBIT LIST

Exhibit No.	Description

99.1	Letter Agreement, dated as of July 20, 2015, between SunEdison, Inc., Vivint, Inc. and Vivint Solar, Inc.

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